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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            _______________________

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                       Date of Report:  January 21, 2002
                       (Date of earliest event reported)



                            HELLER FINANCIAL, INC.
            (Exact name of registrant as specified in its charter)



                                   Delaware
                (State or other jurisdiction of incorporation)



           1-6157                                      36-1208070
   (Commission File Number)              (IRS Employer Identification Number)


   500 West Monroe Street, Chicago, Illinois               60661
   (Address of principal executive offices)              (Zip Code)


                                (312) 441-7000
             (Registrant's telephone number, including area code)

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Item 4.  Changes in Registrant's Certifying Accountant

On January 21, 2002, Arthur Andersen LLP ("Andersen") resigned as the principal accountant to audit the financial statements of Heller Financial, Inc. ("Heller"). Andersen resigned because it concluded it was not independent with respect to Heller once Heller was acquired by GE Capital Corporation, on October 24, 2001.

During the two years ended December 31, 2001, and through January 21, 2002 (the "reporting period"), none of Andersen's reports on Heller's financial statements contained an adverse opinion, disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. There was no disagreement with Andersen during the reporting period on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the subject matter of the disagreement in any of its reports on Heller's financial statements. Also, there was no "reportable event" during the reporting period as described in Item 304 (a) (1)
(v) of Regulation S-K.

Heller requested Andersen to provide a letter addressed to the Securities and Exchange Commission stating whether Andersen agrees with the above statements. A copy of that letter, dated January 25, 2002, is filed as an exhibit to this Current Report on Form 8-K.

On January 23, 2002, Heller engaged KPMG LLP ("KPMG") to audit Heller's financial statements for the year ended December 31, 2001, as approved by Heller's Board of Directors. KPMG has not been engaged during the reporting period as either the principal accountant to audit Heller's financial statements or the independent accountant to audit the financial statements of any significant subsidiary of Heller. Also, neither Heller nor anyone on its behalf has consulted KPMG during the reporting period about any of the matters listed in Item 304 (a) (2) (i) or (ii) of Regulation S-K.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

16  Confirming Letter from Independent Accountants

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2002

                                                HELLER FINANCIAL, INC.


                                                By:     /S/ MARK H.S. COHEN
                                                        -------------------
                                                        Mark H.S. Cohen
                                                Title:  Vice President

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EXHIBIT INDEX



Exhibit
Number
-------

16              Confirming Letter from Independent Accountants